Exhibit 99.1

Summit Wireless Technologies Regains Compliance
with Nasdaq Minimum Bid Price Requirement

San Jose, CA – April 24, 2020 -- Summit Wireless Technologies, Inc. (NASDAQ: WISA), a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems and founding member of the WiSA Association, announced today that it has received written notification from Nasdaq that the Company has regained compliance with Nasdaq’s minimum bid price requirement of at least $1.00 per share under Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Accordingly, the Company’s common stock will continue to be listed on The Nasdaq Capital Market and Nasdaq considers the matter closed.

The Company had previously been notified by Nasdaq on October 16, 2019, that the Company’s closing bid price per share had been below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). According to the notification letter, the Company had 180 days to regain compliance by meeting or exceeding the minimum bid price for a period of at least 10 consecutive trading days, but the closing bid price of the Company’s common stock did not satisfy this requirement. Subsequently however, today Nasdaq notified the Company that it has determined that the closing bid price of the Company’s common stock for the 10 consecutive business days from April 9, 2020 through April 23, 2020 had been at least $1 per share. Accordingly, the Company has regained compliance with the minimum bid price requirement, and the matter is closed.

About Summit Wireless Technologies, Inc.

Summit Wireless Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung, LG Electronics, Klipsch, Bang & Olufsen, Xbox, a subsidiary of Microsoft, and others, Summit Wireless delivers seamless, dynamic audio experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. Summit Wireless is a founding member of WiSA, the Wireless Speaker and Audio Association and works in joint partnership to champion the most reliable interoperability standards across the audio industry. Summit Wireless is headquartered in San Jose, CA with sales teams in Taiwan, China, Japan, and Korea. For more information, please visit: www.summitwireless.com.

© 2020 Summit Wireless Technologies, Inc. All rights reserved. Summit Wireless Technologies and the Summit Wireless logo are trademarks of Summit Wireless Technologies, Inc. The WiSA logo, WiSA, WiSA Ready, and WiSA Certified are trademarks, or certification marks of WiSA LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners and product names are the intellectual property of their respective owners.

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting Summit Wireless’ business, including, current macroeconomic uncertainties associated with the COVID-19 pandemic, Summit Wireless’ ability to predict the timing of design wins entering production and the potential future revenue associated with Summit Wireless’ design wins; Summit Wireless’ rate of growth; Summit Wireless’ ability to predict customer demand for its existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting Summit Wireless’ customer’s end markets; Summit Wireless’ ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks detailed from time to time in Summit Wireless’ filings with the SEC. The information in this press release is provided only as of the date of this press release, and Summit Wireless undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. Summit disclaims any obligation to update these forward-looking statements.

Contact Information

Kirsten Chapman, LHA Investor Relations, 415.433.3777, summit@lhai.com

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